EXHIBIT (e)



                                CLIENT AGREEMENT

                             LORD STEVENS OF LUDGATE
                                  PENSION FUND





                                                            Page 98 of 198 Pages

                          J O HAMBRO & PARTNERS LIMITED

             REGULATED BY IMRO IN THE CONDUCT OF INVESTMENT BUSINESS

THIS INVESTMENT MANAGEMENT AGREEMENT IS MADE THE              DAY OF
                 19

BETWEEN:

(1) J O HAMBRO & PARTNERS LIMITED ("JOHP") a member of the Investment Management Regulatory Organisation Limited ("IMRO") and regulated in the conduct of investment business by it, whose registered office is at 10 Park Place, London SW1A, 1LP; and

(2)      Lord Stevens of Ludgate Pension Scheme                 (portfolio name)
         -------------------------------------------------------

         (hereafter known as the "Client")

         of
                    c/o Provident Life Association Ltd., Provident Way,
         Basingstoke, Hamps RG21 2SZ                                   (address)

NOW IT IS HEREBY AGREED as follows:

         APPOINTMENT AND STATUS OF CLIENT

         1. The Client, a Private Customer as defined in the Rules of IMRO, hereby appoints JOHP to act as discretionary investment manager, subject to the terms and conditions hereof, in relation to the Client's investments and cash which are from time to time placed under the management of JOHP (the "Portfolio") and JOHP hereby agrees to manage and administer the Portfolio. The appointment will commence on the date on which this Agreement is delivered to JOHP by the Client having been signed first by the Client then by JOHP. The assets comprising the Portfolio and their opening value are set out in Schedule 1.

         MANAGEMENT OF INVESTMENTS

         2. JOHP shall have complete discretion, power and authority to manage the Portfolio and to make investments and changes in investments on the Client's behalf and as the Client's agent within the investment policy agreed between JOHP and the Client and set out in Part I of Schedule II. Such policy shall be subject to the guidelines and restrictions set out in Part II of Schedule II and to any guidelines, restrictions and instructions specified in writing from time to time by the Client or by the Client's duly authorised agent (written notice of whose authority shall have been received by JOHP.) The Client's attention is specifically drawn to the warnings set out in Part III of Schedule II.


                                                            Page 99 of 198 Pages

         3. JOHP shall not be obliged to undertake the management of investments the management of which would in its opinion be onerous to it.

         DEALING  TERMS

         4. Subject as set out in paragraph 9, in effecting transactions for the Portfolio JOHP shall seek best execution at all times and may (subject to the investment policy set out in Part I of Schedule II) deal on such markets or exchanges and with such counterparties as it thinks fit. The Client agrees that all such transactions will be effected in accordance with the rules and regulations of the relevant market or exchange and that JOHP may take all such steps as may be required or permitted by such rules and regulations and/or by good market practice.

         5. The Client's investments or documents of title or certificates evidencing title to investments or any other property belonging to the Client will not be lent by JOHP to a third party except as otherwise agreed between the Client and JOHP in writing.

         6. JOHP may supplement the funds in the Portfolio by borrowing on the Client's behalf but only for the purpose of funding short-term deficiencies arising in the normal course of JOHP's duties hereunder to an extent which is not material in the context of the Portfolio taken as a whole. JOHP will not borrow money on the Client's behalf against the security of any of the Client's investments, documents of title or property.

         7. JOHP may commit the Client to underwrite any issue or offer for sale of securities without the Client's prior written consent.

         8. JOHP may act as principal in any transaction for the Client provided that JOHP shall secure for the Client best execution of such transaction.

         9. Subject to the IMRO Rules, JOHP may, without prior reference to the Client, enter into a transaction on behalf of more than one client collectively.

         10. JOHP has the right under this Agreement to effect transactions on the Client's behalf in investments the price of which may be being stabilised. The attention of the Client is referred to the statement contained in Schedule II relating to stabilisation. Signature of this Agreement by or on behalf of the Client shall act as acknowledgment by the Client of receipt of such statement prior to entry into this Agreement.

         CONFLICTS OF INTEREST

         11. Subject to paragraphs 12 and 13, JOHP shall not undertake any transactions on the Client's behalf in which JOHP has directly or indirectly a material interest or have any relationship with another party which may involve a conflict with JOHP's duty to the Client unless that interest or relationship is disclosed in writing to the Client.

         12. The Client's Portfolio may contain securities of which the issue or offer for sale is underwritten, managed or arranged by an Associate (as defined in the Rules of IMRO) of JOHP during the preceding twelve months.

                                                           Page 100 of 198 Pages

         13. The Client understands that JOHP's directors or staff may from time to time hold shares or securities including holdings that may be in the Portfolio, and that JOHP's directors or staff may from time to time be directors of companies whose shares are held in the Portfolio.

         14. The Client acknowledges that JOHP may acquire or dispose of on the Client's behalf shares or units in any fund, company, trust or Collective Investment Scheme (as defined by the Rules of IMRO) under JOHP's management (or in a fund, company, trust or Collective Investment Scheme connected with JOHP) if JOHP considers such an investment to be appropriate for inclusion in or exclusion from the Portfolio.

         CUSTODIAL SERVICES

         15.      (a)      Save where the Client has notified JOHP in accordance
                           with paragraph 15(b), in those cases where the Client
                           is  situated  in  the  United  Kingdom   registerable
                           investments will be registered in the name of an Eligible Custodian (as defined in the Rules of IMRO) situated in the United Kingdom and nominated by JOHP.

                  (b) In those cases where the Client is situated overseas or where the Client so requests by notice in writing to JOHP, registerable investments will be registered in the name of an Eligible Custodian situated outside the United Kingdom and nominated by JOHP.

                  (c) All documents of title (including those in bearer form) will be retained in the custody of an Eligible Custodian nominated by JOHP and situated in the United Kingdom or overseas as applicable.

                  (d) None of the Eligible Custodians as aforesaid shall be Associates of JOHP. However, the Client's registerable investments may at any time be registered in the name of a nominee company which is an Associate of JOHP and Client's documents of title may be held by that Associate at any time after JOHP shall have given the Client written notice of its intention to do so. Such notice shall specify the nature of its association with such Associate.

         ACCOUNTS, INTEREST AND DIVIDENDS

         16. The following Client accounts, together with such others that may be required, will be maintained by JOHP.

                  (a)      INVESTMENT ACCOUNT

                           The Client's investments will be held in this account. Subject to paragraphs 5 and 6, JOHP shall not lend the Client's investments to any third party and shall not borrow money on the Client's behalf against the security of the Client's investments.

                  (b)      CAPITAL ACCOUNT


                                                           Page 101 of 198 Pages

                           All uninvested cash will be held in this account by a bank chosen by JOHP. The account will be debited with the cost of purchases on the Client's behalf and with sums due and payable by the Client to JOHP and will be credited with the net proceeds of sales on the Client's behalf. Money drawn on behalf of the Client from the account shall not exceed the total of money held in the account on behalf of the Client at that time. Interest will be paid on sums standing to the credit of the account and held on the Client's behalf at the prevailing market rate. The interest will be paid quarterly and will be credited to the Income Account on the Client's behalf.

                  (c)      SETTLEMENT ACCOUNT

                           Money debited to the Capital Account in respect of the cost of purchases made on the Client's behalf and money received and receivable upon settlement of each sale made on the Client's behalf will be credited to this account and held there until the relevant settlement date.

                  (d)      INCOME ACCOUNT

                           Dividends and interest received on investments within the Portfolio will be credited to this account. Balances on the account will be paid away quarterly in accordance with the Client's instructions or, in the absence of such instructions, will be transferred quarterly to the Capital Account as soon as reasonably practicable after the last day of each such quarter being 5th April, 30th June, 5th October and 31st December in each year. Money drawn on behalf of the Client from the account shall not exceed the total of money held in the account on behalf of the Client at that time. Interest will not be paid on monies held in this account.

                  (d)      OFF-SHORE FUNDS

                           In those cases where the Client is situated overseas or if the Client notifies JOHP in writing that the Client wishes cash in the Portfolio to be held outside the United Kingdom, JOHP will be (subject to applicable laws and regulations) hold such cash in a bank account outside the United Kingdom.

         17. The Client may at any time instruct JOHP to realize any or all of the investments in the Portfolio and may withdraw any sum standing to the credit of the Capital Account and held on the Client's behalf.

         18. JOHP shall maintain separate ledger accounts on the Client's behalf. All debits from and credits to the Investment Account and/or Capital Account and/or Income Account on the Client's behalf shall be recorded in the ledger accounts, and statements of account showing all transactions, payments and receipts up to and including 5th April of each year will be sent to the Client as soon as reasonably practicable after that date.

         COMMUNICATIONS

                                                           Page 102 of 198 Pages

         19. In the interests of proper administration of the Portfolio and for related investment purposes JOHP, its representatives or employees, may call upon the Client by telephone, visit or otherwise communicate orally with the Client without express invitation. The Client's attention is drawn to the fact that the Client will forfeit any right conferred by section 56 of the Financial Services Act 1986 to treat as unenforceable any investment agreement entered into in the course of or in consequence of such a call.

         ADMINISTRATION

         20. Contract notes in respect of every purchase and sale on the Client's behalf will be sent to the Client before the close of business on the day next following the day on which the transaction was effected.

         21. JOHP will on the Client's request forward details of all transactions on the Client's behalf to the Client's tax advisor without additional charge.

         22. The Client may (upon giving reasonable notice) inspect all copy contract notes, vouchers and copies of entries in books or electronic recording media kept by JOHP or to which JOHP has access relating to the transactions effected by JOHP on the Client's behalf and those records will be maintained by JOHP or JOHP will ensure that they are maintained for not less than seven years from the date of the relevant transaction.

         23. All documents will be sent to the Client at the address given above unless and until otherwise directed in writing. The Client agrees that it will immediately notify JOHP in writing of any changes of address, and that JOHP will not be responsible for any consequences which may arise from failure to do so.

         REVIEWS  AND VALUATIONS

         24. JOHP will prepare reviews of the Portfolio incorporating an up-to-date valuation of each investment comprised in the Portfolio and a statement of the basis on which it was valued on a six monthly basis or at such other frequency as may be agreed between JOHP and the Client. Such reviews shall be prepared as at such half yearly or other dates as shall be agreed between JOHP and the Client from time to time (each such date being referred to as a "Valuation Date"), and JOHP will send such reviews to the Client within twenty-five business days of each Valuation Date

         25. On each Valuation Date cash will be valued at its face value and each investment will be valued at its middle market price on the relevant stock exchange at the close of business on such day or (if not a business day) on the nearest prior business day as is supplied by "Exshare" or any other suitable information service chosen by JOHP (which figures shall be binding save for manifest error). For the purpose of valuing in sterling any foreign currency or any security listed on a foreign stock exchange the price of which is quoted in currency other than sterling, the valuation and middle market exchange rates supplied by "Exshare" or any other suitable information service chosen by JOHP shall be applied. In the absence of that valuation or exchange rate, the middle market price as determined by the Daily Official List of The Stock


                                                           Page 103 of 198 Pages

                  Exchange or the equivalent list for any relevant stock exchange will be applied. If none of the foregoing methods of valuation are available, the investments in question will be valued in such other manner (by JOHP or such other person selected by JOHP) as shall in JOHP's opinion be fair.

         26. JOHP accepts no liability for any period longer than 25 business days between any Valuation Date and the despatch of a review to the Client of his Portfolio which has elapsed as result of any act or omission of any third party.

         VOTING   AND OTHER RIGHTS

         27. JOHP will be entitled at its discretion and without notice to the Client to procure or to refrain from procuring the exercise of voting and other rights and privileges attaching to the investments comprised in the Portfolio and to accede or refrain from acceding to any compromise or arrangement in relation to any scheme of arrangement or scheme for reconstruction or amalgamation involving any such investment. JOHP will not forward to the Client any circulars, notices or proxy cards received in respect to investments comprised in the Portfolio.

         FEES,    COMMISSIONS AND EXPENSES

         28.      (a)      The  Client  will  pay a  management  fee to  JOHP in
                           respect of the period beginning with first receipt by JOHP of any investments or money from the Client and ending with a Valuation Date (as defined in paragraph
                           24) and each period thereafter starting with the day after any Valuation Date and ending on the next
                           Valuation Date (or the Termination Date as defined in paragraph 39 if sooner).

                  (b) The management fee shall be calculated in accordance with the 'Scale Rates and Charges' set out in
                           Schedule III.

                  (c) The management fee shall be payable not later than 14 days after despatch to the Client of an invoice which shall be sent to the Client as soon as is reasonably practicable after each Valuation Date. Unless otherwise instructed the Client's Capital Account will be debited with the amounts due to JOHP on the 14th day after despatch of such invoice.

                  (d)      In addition the Client shall  reimburse  JOHP for any
                           expenses  or  liabilities   which  it  may  incur  in
                           properly carrying out its duties hereunder.

         29. The management fee shall be deemed to have accrued on a day-to-day basis, so that, if this Agreement commences or terminates  other  than on a  Valuation  Date (as  defined  in
                  paragraph   24),   the   amount  of  the  fee  shall  be  duly
                  apportioned.

         30. Commissions (as set out in Schedule III) will be payable by the Client on purchases and sales of investments together will all expenses including stamp duties, stamp duty reserve tax and VAT thereon (if applicable). The Client recognizes that JOHP may gain a commission benefit from dealing in a bulk purchase or sale on behalf of JOHP's


                                                           Page 104 of 198 Pages
                  clients, one of whom may be the Client, or from return commissions which benefit JOHP shall be entitled to retain. JOHP will be free to accept and retain as an addition to its fees and commissions any other commissions which it receives in the course of its dealing on the Client's behalf: all such benefits and receipts shall supplement any other remuneration receivable by JOHP in connection with transactions effected by JOHP with or for the Client under this or any other agreement with the Client and the Client consents to all such benefits and receipts as are referred to above without prior disclosure of the same to the Client on a case-by-case basis provided that JOHP undertakes to secure for the Client best execution of all transactions effected with or through a party from whom JOHP receives such benefits and commissions, disregarding any benefit which the Client might obtain directly or indirectly as a result of such arrangements.

         31. JOHP shall be entitled to alter the manner of computing or charging its fees, commissions and expenses or of paying interest on the money held on the Client's behalf in the Capital Account (including with prejudice to the generality of the foregoing its scale rates and charges) by giving one month's prior notice in writing to the Client.

         RESPONSIBILITY AND INSURANCE

         32. JOHP will indemnify the Client in respect of any loss incurred as a result of negligence, wilful default or fraud by JOHP or any of its employees. Subject to the above, JOHP will not be responsible or liable for any claim, loss, damage, expense or costs arising by reason of any of the following:

                  (a) any investment decision taken and acted upon in accordance with the terms of this Agreement; or

                  (b) any delay or default in the performance of its obligations under this Agreement arising in consequence of any event or circumstance beyond the reasonable control of JOHP; or

                  (c) any act or omission on the part of any of the banks or nominee companies controlled by them or other eligible custodians as referred to in paragraph 15 or any other person to which any of them shall have delegated its function or on the part of any other third party whatsoever; or

                  (d) any consequential loss suffered in consequence of any act or omission of JOHP or any breach of JOHP of any term of this Agreement.

         33. The Client agrees to indemnify and keep indemnified JOHP from and against all demands, claims, liabilities, losses, damages, costs and expenses whatsoever incurred by JOHP arising out of the breach by the Client of any warranty or by reason of any failure by the Client to comply with and/or perform any of the terms and conditions in this Agreement.


                                                           Page 105 of 198 Pages

         34. Where the Client is a joint account (whether or not a trust account) JOHP shall unless and until otherwise directed in writing by all the persons named in the joint account, be entitled to act on the instructions of any of them and shall not in any whatsoever be liable to the others for doing so.

         35. JOHP has effected insurance to provide for the protection of the Client against losses arising from any negligence of JOHP or any dishonesty of employees of JOHP.

         36. Under Section 54 of the Financial Services Act 1986 The Securities and Investments Board has established a scheme for compensating investors by which the Client may be entitled to compensation in the event of JOHP's inability to meet any liabilities to the Client. JOHP will make available to the Client upon request a statement describing the Client's rights to compensation under the scheme.

         DELEGATION AND USE OF AGENTS

         37. JOHP my delegate any of its functions under this Agreement to an Associate and may provide information about the Client and the Portfolio to any such Associate but JOHP's liability to the Client for all matters so delegated shall not be affected thereby. JOHP shall give to the Client written notice of any delegation of a function which involves the exercise of its discretionary investment management powers.

         38. JOHP may employ agents (including Associates) to perform any administrative, dealing, custodial and ancillary services required to enable JOHP to perform its services under this Agreement. JOHP undertakes to act in good faith and with due diligence in the choice and use of such agents.

         TERMINATION OF AGREEMENT

         39. This Agreement may be terminated by either party by giving written notice of termination to the other at any time. Termination shall take effect on the day upon which the other party actually receives the notice (the "Termination Date") provided that, where the Client is a joint account, notice of termination by JOHP shall be given to every person named in the joint account and in such circumstances the Termination Date shall be deemed to be the day after the date of posting by first class recorded delivery or other appropriate means to all persons named in the joint account.

         40. Upon the Termination Date, JOHP will complete expeditiously all transactions in progress at termination but will not execute any further transactions for the Client. Upon all fees, commissions, expenses and other sums due to it and any other liabilities for which it may be or become liable in connection with the management of the Portfolio being settled or adequately secured to the satisfaction of JOHP, JOHP will ensure that all investments and cash balances held on the Client's behalf will, after any outstanding security registration, stock exchange settlements and other administrative matters have been completed and as soon as reasonably practicable, be transferred to the Client or dealt with in accordance with the Client's instructions, in all cases at the cost of the Client.


                                                           Page 106 of 198 Pages

         41. Termination will not affect accrued rights, existing commitments or any contractual provision intended to survive termination and will be without penalty or other additional payment except that JOHP may charge the Client an amount equal to:

                  (a) the relevant proportion of the management fee, corresponding to that part of the period ending on a Valuation Date by reference to which fees are payable, which has expired when this Agreement is terminated;

                  (b) any additional expenses which JOHP necessarily incurs in terminating this Agreement; and

                  (c)      any  losses  necessarily   realized  in  settling  or
                           concluding outstanding obligations.

         42. The death, bankruptcy or other incapacity or, in the case of a body corporate, the cessation of business of the Client or a petition being presented or a meeting being convened to consider a resolution for the liquidation of the Client shall not of itself terminate JOHP's appointment; but JOHP may at its discretion treat its receipt of actual notice of any such events as if it were a written notice of termination from the Client.

         43. If the Client is a joint account the Client's obligations under this Agreement shall be joint and several. On the death of any of the persons constituting the Client (being survived by any such other person), the Agreement shall not terminate and, except in the case of trustees, the interest of the deceased in the Portfolio shall automatically enure to the benefit of the survivor(s) unless otherwise specified by notice in writing to JOHP.

         CLIENT   WARRANTIES

         44. The Client warrants that the Client is the beneficial owner (or the duly authorized agent of the beneficial owner) of the whole of the Portfolio free from all liens, charges, encumbrances and restrictions on transfer except insofar as advised by the Client to JOHP, and will so remain during the currency of this Agreement.

         45. The Client warrants that the Client is empowered to enter into this Agreement without the consent or authority of any other party and in the case of a Client being a body corporate the Client warrants that by entering into this Agreement it is not nor will it be in breach of its Memorandum or Articles of Association or any other relevant document.

         GENERAL

         46. Terms and expressions defined in the rules of IMRO for the time being in force shall where the context so admits bear the same meaning in this Agreement.

         47. The Clause headings in this Agreement are included for ease of reference only and shall not affect its interpretation.

         48.      The Schedules to this Agreement are an integral part of it.



                                                           Page 107 of 198 Pages

         49. If the Client is an individual this Agreement shall be binding on his legal personal representatives.

         50. This Agreement is personal to the parties hereto and shall not be capable of assignment.

         51. Subject to clause 31, no change, alteration or modification to this Agreement or the Schedules hereto shall be made unless in writing and signed by the parties hereto.

         52. Notice required or authorised to be served hereunder must be addressed to the address of the recipient stated above or to such other address as may have been notified in writing by either party hereto to the other as its address for the service of notices. In the case of notice served by the client from outside the United Kingdom and of notice served upon the Client at an address outside the United Kingdom, the notice shall be sufficiently served if served by pre-paid letter, cable or telex. In the case of notice served by the Client from within the United Kingdom and of notice served upon the Client at an address within the United Kingdom the notice shall be sufficiently served if served by pre-paid letter.

         53. If the client makes a complaint to JOHP verbally or in writing about any service JOHP has rendered to the Client under this Agreement the complaint shall immediately be referred to JOHP's Chief Executive or to a Senior Investment Manager who was not involved in the circumstances relating to the complaint and who will investigate such circumstances. Upon the conclusion of his investigation he shall make a written report to the Client and take any action he deems necessary to rectify the matter which is the subject of the complaint. The Client has the right to refer any complaint to IMRO if the Client is not satisfied with the action taken by the Chief Executive or Senior Investment Manager, and in any event has the right to make the complaint direct to IMRO or the Investment Ombudsman without prior reference to JOHP.

         54. Each party to this Agreement shall respect and protect the confidentiality of information acquired in consequence of it and shall not disclose such information to any third party save in the course of giving effect to this Agreement or as may be required by law, or where requested by regulatory authorities, or to their professional advisors where reasonably necessary for the performance of their professional services.

         55. This Agreement is subject to English law and the parties hereto hereby submit to the jurisdiction of the English Courts in respect of it.


                                                           Page 108 of 198 Pages

                                   SCHEDULE I

                                  THE PORTFOLIO

                     Valuation and composition of Portfolio
           (see attached letter/opening valuation - where applicable)

                                   SCHEDULE II

                 INVESTMENT POLICY, GUIDELINES AND RESTRICTIONS

                   PART I - Investment Policy including basis
                          of measurement of performance

The investment objectives are to maintain a maximum total return commensurate with safety and the protection of the underlying value of the capital of the fund.


The performance will be measured against the F.T. All Share Index, any other appropriate Index or measure of performance agreed upon by JOHP and the Client.

                      PART II - Guidelines and Restrictions

         1. There will be no restrictions placed on the types of investment in which the money comprised in the Portfolio will be invested provided that the services to be provided by JOHP will not include advising on or effecting Contingent Liability Transactions, nor will they, without the express prior authority of the Client, relate to options, futures or contracts for differences (or to any right or interest in such investments).

         2. The contents of the Portfolio may be invested in any market save for the following.

                  There shall be no restriction on the amount of monies or proportion of the Portfolio invested in any one investment or type of investment permitted hereunder provided that, subject to the provisions relating to overdraft contained in paragraph 6 of this Agreement, under no circumstances will JOHP make investment on behalf of the Client to a value in excess of the aggregate of the value of the funds and securities held by JOHP on behalf of the Client in the accounts referred to in paragraph 16 of this Agreement.

             PART III - Risk Warnings and Risk Disclosure Statement

                  Investments denominated in foreign Currencies

If a liability of the Client in one currency is to be matched by an asset in a different currency, or if JOHP provides services under this Agreement relating to any investment denominated in a foreign currency, a movement in exchange rates may have an effect which may be either favorable or unfavorable on the investment, which effect may be separate from the gain or loss otherwise experienced on such investment.


                                                           Page 109 of 198 Pages

                       Investments not readily realisable

Certain categories of investments comprised in the Portfolio may not be readily realisable. You should be aware that there can be no certainty that market makers or brokers will be prepared to deal in such investments and that proper information for determining their current value may not be available.

                                    Warrants

A warrant is a right to subscribe for shares, debentures, loan stock or government securities, and is exercisable against the original issuer of the securities. Warrants often involve a high degree of gearing so that a relatively small movement in the price of the underlying security results in a disproportionately large movement, unfavorable as well as favorable, in the price of the warrant. The prices of warrants can therefore be volatile.

                                  Stabilisation

This statement is made in compliance with Rule 14 of Chapter IV of the rules of IMRO.

"We or our representatives may from time to time effect on your behalf or recommend to you transactions in securities which are the subject of a recent new issue where the price of those transactions may have been influenced by bids made or transactions effected for the purpose of stabilising the price of those securities. You should read the explanation below carefully. Its purpose is to enable you to judge whether you wish your funds to be invested at all in such securities or, if so, whether you wish to authorize us generally to effect transaction in such securities on your behalf without further reference to you or whether you wish to be consulted before any particular transaction in effected on your behalf.

Stabilisation is a process whereby the market price of a security is pegged or fixed during the period in which a new issue of securities is sold to the public. Stabilisation may take place in the new issue or in other securities related to the new issue in such a way that the price of the other securities may affect the price of the new issue or vice versa.

The reason stabilisation is permitted is that when a new issue is brought to market the sudden glut will sometimes force the price lower for a period of time before buyers are found for the securities on offer.

As long as he obeys a strict set of rules the "stabilising manager", normal the issuing house chiefly responsible for bringing a new issue to market, is entitled to buy securities in the market that he has previously sold to investors or allotted to institutions who were included in the new issue but who have decided not to continue participating. The effect of this may be to keep the price at a higher level than would otherwise be the case during the period of stabilising.

The rules limit the period in which he may stabilise, fix the price at which he may stabilize (in the case of shares and warrants but not bonds), and require him to disclose that he may be (but not that he is) stabilising.


                                                           Page 110 of 198 Pages

The fact that a new issue or a related security is being stabilised does not in itself mean that investors are not interested in the issue, but neither should the existence of transactions in an issue where stabilising may take place be relied upon as an indication that investors are interest in the new issue or interested in purchasing at the price at which transactions are taking place".

                                  SCHEDULE III

                             Scale Rates and Charges

                                 MANAGEMENT FEES
                            To be levied six monthly

                         DISCRETIONARY PORTFOLIO SERVICE

              1% per annum on portfolios of up to (pound)2,500,000
            Large Portfolios (Over (pound)2,500,000) - by negotiation


                                COMMISSION RATES

         EQUITIES                                GILTS/FIXED INTEREST

1.25% on transactions up to                   0.5% on transactions up to
  (pound)10,000                                   (pound)10,000

0.50% thereafter                              0.25% on the next(pound)40,000

                                              0.125% thereafter

                  (Minimum commissions (pound)30 per contract)

      All transactions are subject to a handling charge of (pound)12.50 per transaction in the case of UK registered securities
                  ((pound)20 for non-UK registered securities)


                                 VALUE ADDED TAX

                 This will be charged on the fees shown above at
                      the appropriate rate where applicable



                                                           Page 111 of 198 Pages

FOR J O HAMBRO & PARTNERS LIMITED



23rd Jan. 1996                   Date              /s/ J.D. Hambro
- -------------------------------------              -----------------------------


FOR THE CLIENT*


        9/2/96                   Date
- -------------------------------------              -----------------------------

        /s/
- -------------------------------------


       /s/
- -------------------------------------

*The Client should sign here as follows.


AN INDIVIDUAL OR INDIVIDUALS.

The individual should sign his/her usual signature and insert the date. Where the Client is a joint account all persons named in the joint account should sign.

A COMPANY.

The Company's duly authorised signatory should sign and insert the date. Please let JOHP have a certified true copy of a Board resolution confirming the appointment of JOHP as investment manager and authorizing the signature of the Agreement. Pleas provide an up-to-date copy of the Memorandum and Articles of Association and the Certificate of Incorporation which will be returned.

A TRUST OR PENSION FUND.

All the trustees should sign and insert the date. Please let JOHP have a copy of the Trust Deed.

A PARTNERSHIP.

All the partners should sign and insert the date.


                                                           Page 112 of 198 Pages